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                                                                 EXHIBIT 23.10.7

                        CONSENT OF INDEPENDENT AUDITORS


     We consent to the reference to our firm under the caption "Experts" and to the use of our reports dated August 31, 1998, February 17, 1998, February 26, 1997, and March 5, 1996, with respect to the financial statements of Coastal Commons Limited Partnership for the years ended December 31, 1997, 1996 and 1995 included in the Prospectus Supplement of AIMCO Properties, L.P.




                                                           /s/ ERNST & YOUNG LLP


Greenville, South Carolina
October 5, 1998